COMMERCIAL LEASE

      THIS LEASE AGREEMENT is made this 29th day of March, 1991, by and between Girard Associates II Limited Partnership, hereinafter referred to as "Landlord", and Computer Graphics Distributing Company hearinafter referred to as "Tenant".

      WITNESSETH, that for and in consideration of the rent hereafter reserved, and the covenants contained herein, the parties hereby agree as follows:

      LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon the conditions set forth herein, that certain real property ("Real Property") with Premises thereon known as Girard Place, Building #3 located at 620 East Diamond Avenue, Gaithersburg, Maryland 20877 (approximately ** square feet) hereinafter referred to as the "Premises." The Premises are shown more fully in the Site Plan and Space Plan.

      TERM AND POSSESSION.

      2.1 TERM. The term of this Lease shall be for six (6) years commencing on the 1st day of July, 1991 or at a date no sooner than June 1, 1991 (the "Alternative Commencement Date"), contingent upon Tenant receiving permission by its present landlord to terminate its existing lease, effective as of the Alternative Commencement Date, and ending on the 30th day of June, 1997, unless terminated sooner pursuant to any Provisions hereof. The date upon which the term shall commence is herein defined as the "Commencement Date". In no event shall the Commencement Date occur prior to the date that the Landlord's work is substantially completed, with Tenant's loading dock and all mechanical, electrical and plumbing systems servicing the premises in good and proper working order and condition, together with issuance to Tenant of a certificate of occupancy and any other governmental permits or authorizations obtained by Landlord which are necessary in order to permit Tenant to immediately commence use and occupancy of the Premises.

In the event the Commencement Date shall not have occurred by September 1, 1991 for reasons other than the delay of Tenant or any employee or agent of Tenant, then and in such event Tenant shall be entitled to terminate this Lease and receive prompt reimbursement of its security deposit and any other sums previously paid to Landlord with respect to the Premises, whereupon the parties shall be relieved of further liability or obligation hereunder.

In the event the Commencement Date shall not have occurred by January 1, 1992 for reasons other than the delay of Landlord or Landlord's contractor, then and in such event Landlord shall be entitled to terminate this Lease by written notice to Tenant accompanied by reimbursement to Tenant of the security deposit and any sums previously paid to Landlord by Tenant with respect to the Premises, whereupon the parties shall be relieved of any further liability or obligation hereunder.

      2.2 POSSESSION. If Landlord should be unable to give possession of the Premises on the date of commencement of the term hereof because the Premises are located in a building being constructed and which has not been sufficiently completed to make the Premises ready for occupancy or if the Landlord is unable to give possession or the Premises on the date of commencement of the term hereof by reason of holding over or retention of possession of any Tenant or occupant, or if repairs, improvements, or decoration of the Premises or of the building of which the Premises form a part are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date. Should tender of possession of the Premises be later than the beginning date named, then, and in that event, the beginning date and ending date of this Lease shall be adjusted by letter from Landlord to Tenant, to conform the date of such tender or possession, as if the same had been originally named as the beginning date and this Lease shall run for the full term, from the date of such tender of possession. Provided that, no such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of the Tenant hereunder except as otherwise specifically provided in Section 2.1 above. If permission is

**    See Rider 1, Paragraph 11.

given to the Tenant to enter into possession of the Premises, or to occupy space other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants and conditions of the provisions of this Lease.

      2.3 Lease Year. "Lease Year" shall mean each consecutive twelve (12) months' period commencing on the first day of the month closest to the Commencement Date, or if applicable, the Alternative Commencement Date.

      3. RENT.

      3.1 RENT. Subject to the Rent Abatement provided under Paragraph 4 of the Rider, Tenant shall pay to Landlord as rent for the Premises the annual sum of * (hereinafter referred to as the "annual base rental"), payable without notice, deduction or demand, in equal monthly installments of * ($ * , (hereinafter referred to as "basic monthly rental"), in advance, on the first day of each calendar month during the term hereof, the first installment being payable on the execution of this Lease and the remaining installments being payable, in advance, on the first day of each month, during the said term to and at the office of Perlmutter Properties 200 Girard St Gaithersburg, Maryland, 2087 or at such other place as Landlord may from time to time designate to Tenant in writing. Notwithstanding the foregoing, Tenant shall be entitled to defer payment of the first such monthly installment until receipt by Tenant of the non-disturbance and attornment agreement referred to in Paragraph 17 below from Landlord's present mortgagee. Rent checks shall be made payable to Girard Associates II Limited Partnership. Should the term of this Lease commence on a day other than the first day of a calendar month, the parties agree that rental for the first and last month of the term shall be prorated and the basic monthly rental for the remaining months shall be due and payable on the first of each month as provided above.

      3.2 RENT ESCALATIONS

      3.2 Rent Escalations. Commencing upon the first day of the nineteenth calendar month following the Commencement Date (or if applicable the Alternative Commencement Date) (such first day being referred to herein as the "Escalation Date"), the annual base rental to be paid by the Tenant shall be increased on an annual basis by a fixed amount equal to four percent (4%) of the initial annual base rental as determined under Section 3.1 hereinabove. The first such annual increase shall occur upon the Escalation Date, with successive annual increases occurring on each anniversary of such Escalation Date. For example, in the event the Commencement Date shall occur on July 1, 1991, then and in such event the Escalation Date shall occur on January 1, 1993, and future increases shall occur on each successive January 1.

*     See Rider 1 - paragraph 11

      3.3 LATE CHARGES. Tenant hereby recognizes and acknowledges that if rental payments are not received within SEVEN (7) days after rent becomes due, Landlord will suffer damages and additional expense thereby and Tenant therefore agrees that a late charge equal to $15.00 per day (including additional rent as hereinafter provided) may be assessed by Landlord, at his option, as additional rental. Notwithstanding the foregoing, Landlord agrees to provide Tenant with written notice and the opportunity to cure within seven (7) days thereafter up to one (1) time per calendar year prior to imposing upon Tenant the foregoing late charge. In the event a check issued to the Landlord by the Tenant is insufficient upon presentment for payment by the Landlord, there will be a Twenty-five Dollars ($25) returned check fee to the Tenant.

      3.4 OPERATING COSTS. The Premises and the building in which the Premises are located (the "Building") are part of the Girard Place (the "Business Park") as shown on the Site Plan attached hereto as Exhibit B. "Common Area" means all areas of space provided by the Landlord for the common or joint use of all tenants, their employees, agents and invitees, as more fully shown on the Site Plan, including, without limitation, the stairways, sprinkler rooms, electrical rooms and parking lots. Landlord reserves the right to make alterations to the Building or additional improvements on the Common Areas or to make any and all modifications or changes to the Building or Common Areas without the consent of Tenant. Tenant shall pay up to a maximum of $1.85 per square foot during the first Lease Year for its pro-rata share of operating expenses inclusive of real estate taxes and insurance. Beginning with the second (2nd) lease year, Tenant's pro-rata share of common area maintenance charges, (exclusive of real estate taxes,) shall not increase by more than eight percent (8%) per annum over the previous year's charges. For example, in the event the charges for common area maintenance (exclusive of real estate taxes) during the first lease year were One and 25/100 Dollars ($1.25) per square foot, then and in such event the maximum amount required to be paid by Tenant for common area maintenance charges (exclusive of real estate taxes) during the second lease year would be One and 35/100 Dollars ($1.35) (i.e. 108% of $1.25).

      Tenant shall pay as additional rent its pro rata share of operating costs. "Operating Costs" shall mean the aggregate of all costs and expenses incurred by Landlord in connection with the operation and maintenance of the Premises, Building, other buildings and improvements in the Business Park, and Common Areas in the Business Park, including, but not limited to, (a) the proportionate share or expenses allocated for the repair, maintenance and upkeep of the Building and toward the cost of maintaining and repairing the Common Areas used in common with the occupants of all other buildings located in the Business Park; (b) the cost of trash removal service and snow removal; (c) the cost of operating, repairing and maintaining life safety systems, including, without limitation, sprinkler systems; (d) the cost of security services, if provided by Landlord, including, without limitation, any security device enacted by Landlord in regulating the parking areas; (e) the cost of water, sewer, electricity, gas (if provided) and other utilities; (f) legal, accounting and consulting fees and expenses; (g) administrative expenses; (h) compensation (including employment taxes and fringe benefits) of all persons who performs duties connected with the operation, maintenance, repair and janitorial services for the Premises or Building or Common Areas; (i) energy allocation, energy use surcharges, or environmental charges; (j) public agency inspection fees or changes; (k) all taxes, rates and assessments, general and special, levied or imposed with respect to the Premises, Building or Business Park, including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements, front-foot benefit charges, and also including reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any real estate taxes; (l) the actual insurance premiums paid by Landlord for all insurance on the Premises, Building and Business Park carried by Landlord; and (m) any other costs or expenses incurred by Landlord under this Lease which are not otherwise reimbursed directly by tenants of the Building. Notwithstanding the foregoing, Operating Costs shall not include any of the following:

            a. Leasing costs of any type, be it procuring tenants or re-leasing as well as retaining existing tenants, including without limitation attorneys fees and brokerage costs associated with such leases.

            b. The costs of any capital improvements, replacements, additions and alterations of the Common Areas and any such costs with respect to the roof or other structural components of the Premises or Building.

            c. Costs incurred due to violations by Landlord of any of the terms and conditions of any leases in the Building.

            d. Overhead and profit to subsidiaries or affiliates of the Landlord for management services in addition to the management fee referred to in item o. below.

            e. Any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in Gaithersburg, Maryland for the services or goods provided.

            f. Costs attributable to enforcing leases against tenants in the Building, such as attorneys' fees, court costs, adverse judgments and similar expenses.

            g. Interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

            h. Ground rents.

            i. Rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial, security, maintenance services not affixed to the Premises, and also excepting any equipment used in performance of maintaining the Common Areas.

            j. Repairs and other work occasioned by fire, or other casualty that would be reimbursable by insurance customarily maintained by other property owners.

            k. Any fines or penalties incurred due to violations by Landlord of any governmental rule or authority and the defense of same.

            l. Expenses for vacant or vacated space, including utility costs, securing and renovating such space.

            m. Repairs and maintenance performed in any tenant's exclusive space that was solely for such tenant's exclusive space, and not for common area maintenance.

            n. The costs of any utilities other than water or sewer to the extent provided to rentable areas of the Building and/or Project (i.e. utilities to any tenantable space shall not be passed through).

            o. Management fees in excess of 5% of the rents receivable from the Building by Landlord.

      In no event shall any Real Estate Taxes include any interest or penalty nor shall there be included any tax computed on Landlord's net rents or net income, or any capital levy, franchise, estate, inheritance, transfer or recordation taxes. Assessments which may be paid over a period in excess of twelve months without penalties shall be included with real estate taxes only to the extent such payments are required to be made within the particular calendar year.

      Tenant shall be entitled to audit Landlord's books and records pertaining to the computation of Operating Costs. In the event as a result of any such audit it is determined that Landlord has overcharged Tenant by more than five percent (5%) of such Operating Costs, Tenant shall be entitled to be reimbursed, together with the overpayment of all reasonable costs incurred by Tenant in connection with such audit. In any event, Tenant shall be entitled to be reimbursed by Landlord any overpayment of Operating Costs determined hereunder.

      The computation of Operating Costs shall be made in accordance with generally accepted accounting principles.

      Tenant's share of Operating Costs as computed by Landlord means the quotient obtained by dividing the total number of square feet of floor area within the Premises by the total number of square feet of floor area within the Business Park. Tenant's share of such Operating Costs as so computed is initially * Percent (*%). Subject to the foregoing provisions, Tenant shall pay * Percent (*%) of all Operating Costs, here after referred to as "Tenant's Share". If an additional building or buildings are constructed in the Business Park, then upon completion of the new building, Tenant's share of the Operating Costs shall be recomputed by adding the floor area of the new building to the formula set forth above.

*     Tenants pro-rata share is 38% of Building
**    Tenants pro-rata share is ____ of the Park

      Landlord may in its discretion, make from time to time during the term a reasonable estimate of the Operating Costs and Tenant's share thereof which may become due for any calendar year and require Tenant to pay Landlord for each month during such year, one-twelfth of the Tenant's share (as estimated) as additional rent at the time and in the manner that Tenant is required hereunder to pay the monthly installments of annual rent. At Landlord's reasonable discretion, it may increase or decrease from time to time the amount initially so estimated for such calendar year by giving Tenant written notice thereof. Tenant shall pay Tenant's share to Landlord as additional rent within thirty
(30) days from the date of the aforesaid statement.

      4. SECURITY DEPOSIT. Tenant shall deposit with Landlord, upon execution hereof, the sum of Six Thousand Five Hundred and 00/100 Dollars as security for the faithful performance of Tenant's obligations hereunder. Tenant hereby agrees that this security deposit will not be applied to rent due under this Lease or to the last month's rent. The conditions under which Landlord will be obligated to return the security deposit are as follows:

      a. Full term of Lease has expired.

      b. Tenant does vacate the Premises at the expiration of Lease and returns keys thereto.

      c. Premises, inside and out, are left in "broom clean" condition and undamaged (except ordinary wear and tear and damage by fire or other casualty).

      d. There are no unpaid late charges, fees, delinquent rent, court costs or attorney's fees or other monies owed by Tenant to Landlord.

      If Tenant has complied with each of the above requirements, Landlord agrees that said security deposit will be returned with payment of interest thereof. If Tenant violates any of the above requirements, Landlord may apply a part, or all of the security deposit to cover the costs or expenses incurred or the deficiency existing in any monies due to the Landlord for failure to comply with the provisions of this Lease, including the matters as set forth in this Paragraph 4(a) through (d) and Landlord shall reimburse Tenant the remaining portion of the security deposit, together with interest accrued thereon. The Landlord shall also have the right to proceed with any other legal or equitable remedies available to it. Interest earned on the security deposit shall be remitted to Tenant on an annual basis. Landlord agrees to invest the security deposit in a separate interest bearing money market fund account in a federally insured bank.

      5. USE. The Premises shall be used and occupied by the Tenant only for office and storage use for computer and related inventory or such other use as may be lawful for the premises and in accordance with applicable laws, ordinances, regulations, licenses or permits.

      6. UTILITIES. Tenant agrees to pay all utility charges incurred by it in connection with its use and occupancy of the Premises, including, but not limited to, electricity, fuel, gas, water, sewer and telephone (including equipment and installation charges) and to pay said charges as the same become due and to immediately transfer all utility accounts into its own name at the commencement of this Lease.

      Tenant agrees that such utility charges, which in the case of all utilities excepting only water shall be separately metered at Landlord's sole cost and expense in the Premises, will be apportioned by the Landlord, and Tenant agrees to pay on the first of each month its proportionate share thereof as additional rental.

      7. CONDITION OF PREMISES.

      7.1 NEW PREMISES. Landlord agrees that Tenant shall have, to the extent permitted by law, the benefit of any guarantees or warranties which Landlord may receive on any equipment or systems in the Premises for whatever period said guarantees and warranties may apply. This shall not, however, relieve the Tenant from any responsibility for damage caused by its negligence or from its responsibilities for maintenance or repairs as provided for in Paragraph 8.2 below.

      7.2 PREMISES NOT NEW. At such time as Tenant enters into possession of the Premises, Tenant shall be deemed to have inspected and accepted the Premises, the equipment and the HVAC, electrical, sprinkler and elevator systems therein, if any, in their existing condition and as complying with all applicable requirements of the Lease with respect to the condition thereof and Tenant shall thereafter be solely responsible for all maintenance, repair and/or replacements required therefore during the lease term as provided in Paragraph 8.2 below.

      7.3 Landlord's Warranty. Landlord agrees to warrant all of the Landlord's Work, together with all systems and equipment servicing the Premises for the first lease year.

      The foregoing warranty by Landlord shall not apply to any repairs or replacements resulting by reason of the negligence or willful misconduct of Tenant or any employee or agent of Tenant. Further, Tenant's obligations under
Section 8.2 with respect to maintenance of a service contract shall remain in full force and effect during the first lease year, notwithstanding the obligation of Landlord to warrant the Landlord's Work during such first lease year.

      8. MAINTENANCE AND REPAIRS.

      8.1 STRUCTURAL MAINTENANCE. Landlord shall be solely responsible for and shall maintain in good condition order and repair the parking lot, paving, roof, foundation, windows, window casings, plate glass, gutters and down-spouts exterior walls, as well as the underground pipes and conduits located beyond the boundaries of the Premises, and the sprinkler system (provided that the system serves more than Tenant's Premises) and all other building systems and elevators servicing the Premises and other tenants in the Building; and Landlord shall make all repairs or replacements becoming necessary by reason of any structural defect in the Premises' provided, however, that Landlord shall not be required to make any repairs necessitated by reason of any act or omission by Tenant, its employees, agents, licensees, invitees or anyone entering the Premises by force, but if Landlord does make any such repairs, Tenant agrees to promptly, upon demand, reimburse Landlord for the full costs thereof. Absent the negligence or willful misconduct of Landlord, its agents, employees or contractors, no liability shall be imposed on the Landlord because of any personal injury or damage to personal property, or because of any interference with the services and facilities listed above, caused by accidents or repairs, riots, strikes, or any other reason beyond the control of the Landlord, and the Landlord shall be under no duty to restore any of such services and facilities or to make any of the repairs except after receipt of written notice from the Tenant of a need therefor, and there shall be a reasonable period of time within which the Landlord may make such repairs.

      8.2 OTHER MAINTENANCE AND REPAIRS. Except to the extent required of Landlord under Section 8.1. Tenant shall, at its own expense, during the full term of the Lease, keep the Premises in good order and condition, and make all repairs and do all acts of maintenance becoming necessary in or upon the Premises including specifically, but not being limited to maintaining the doors and door jambs, both inside and outside, and Tenant's loading docks, at Tenant's expense, to enter into service contracts on behalf of Tenant only, for the maintenance of the heating system, as well as the air conditioning system, if any. If any such service contract should not be obtainable, Tenant agrees to have the system or equipment not covered inspected at least once each year by a qualified serviceman. Notwithstanding the foregoing, to the extent caused by any act or omission of Tenant, its agents, employees or invitees, Tenant shall remain solely responsible for the repair and/or replacement of the windows and window casings and sills, both inside and outside, together with Tenant's plate glass or other glass windows and doors.

      9. ALTERATIONS.*

      9.1 INSTALLATION. Tenant shall not make any alterations, additions, modifications or improvements ("alterations") to the Premises without the prior written consent of the Landlord, which consent will not be unreasonable withheld. If Tenant desires to make any such alterations, plans for the same shall first be submitted to and approved by Landlord, and same shall be done by Tenant at its own expense. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, that no liens shall attach to the Premises by reason thereof, and that the Tenant will secure all necessary permits pertaining to the aforementioned alterations. Any increase in property tax or insurance rates that are assessed against the Landlord, due to the Tenant's alterations made following the Commencement Date, shall be passed through to the respective Tenant as an additional rental by the Landlord.

      9.2 OWNERSHIP and removal. The alterations, refered to in Paragraph 9.1, and consented to in writing by Landlord, shall become part of the real property as soon as they are affixed thereto; however, Landlord may at Landlord's option, in the event Landlord so notifies Tenant in writing at the time of Landlord's consent thereto, require that Tenant remove all or any part of said alterations on or before the expiration of the Lease term. If Landlord so requires, (provided notice of such requirement was given at the time of Landlord's consent, as aforesaid) Tenant agrees, at its own expense, to remove same and to restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.


*     See Rider 1, Paragraph 1.

      10. HAZARDOUS STORAGE. Tenant agrees that it will not store gasoline or other explosive, flammable or toxic material on the Premises or do anything which may affect the insurance rating of the Premises or cause Landlord's insurance company to void the policy covering the Premises or to increase the premium thereon, and that Tenant will immediately conform to all rules and regulations from time to time made or established by Landlord's insurance company or insurance rating bureau.

      11. INSURANCE

      11.1 FIRE INSURANCE. Tenant agrees, in addition to the provisions of Paragraph 10. that it will not do anything that will cause Landlord's insurance against loss by fire or other hazards, as well as public liability insurance, to be cancelled or that will prevent Landlord from procuring same from acceptable companies and at standard rates. Tenant will further do everything possible and consistent with the conduct of Tenant's business to obtain the lowest possible rates for insurance on the Premises. If, however, the cost to Landlord of obtaining insurance on the Premises (or the building in which the Premises are located) is increased due to the Tenant's particular use hereof, Tenant agrees to pay, promptly upon demand, as additional rental, any such increase.

      11.2 LIABILITY INSURANCE AND INDEMNIFICATION OF LANDLORD. Landlord shall not be liable to Tenant for any injury, loss, or damages to the Tenant or to any other person or property occuring upon the Premises or the approaches thereto or the parking facilities on or adjacent thereto from any cause other than the negligence or willful misconduct of Landlord its agents, employees or contractors. Tenant agrees to indemnify and hold the Landlord harmless against any and all liability, damages, expenses, including reasonable attorneys fees, claims, and demands of every kind that may be brought against it, for or on account of any damage, loss or injury to persons or property in or about the Premises during the term of this Lease, or during any occupancy by Tenant prior or subsequent to the term of this Lease unless such damage, loss or injury results from the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant further agrees to carry, at its own expense, at all times during the term hereof, comprehensive public liability insurance, in a form and with a company satisfactory to Landlord, in the minimum amount of One Million Dollars ($1,000,000) combined single limit with respect to property damage and personal injury (including death), said policy to include fire legal liability insurance in the additional amount of at least One Million Dollars ($1,000,000), or in such greater amounts as Landlord may from time to time reasonably require. All such policies shall name the Tenant and the Landlord as parties insured and shall contain a provision that the same may not be cancelled without giving the Landlord at least thirty (30) days prior written notice. In addition, such policies or certificates evidencing that such policies are in effect shall be delivered to Landlord at the commencement of the term hereof and renewals shall be delivered at least thirty (30) days prior to the expiration or cancellation of any such policy.

      12. DESTRUCTION-FIRE OR OTHER CASUALTY.

      (A) In case of partial damage to the Premises by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damages are subject to or are under the control and use of Landlord, shall thereupon cause such damage to all property owned by Landlord be repaired by Landlord with due diligence, provided Landlord shall in no event be required to pay any amount in excess of insurance proceeds paid or to be paid to landlord, due allowance being made for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control. To the extent that the Premises are rendered untenantable, the rent shall proportionately abate;

      (b) In the event the damage shall be so extensive to the whole building or to the Premises as to render it uneconomical, in Landlord's sole opinion, to restore for the use of Tenant, as specified in Paragraph 5 hereof, or Landlord shall decide not to repair or rebuild the building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no termination of this Lease under either this Section 12(b) or 12(c) shall release either party from any liability to the other arising from such damage or from any such damage or from any breach of the obligations imposed on Landlord or Tenant hereunder.

      (c) In the event repair and restoration of the damage to the Premises caused by such fire or other casualty shall require more than 180 days to fully restore and repair, then and in such event, Tenant by written notice to Landlord, shall be entitled to terminate this Lease as of the day of the fire or other casualty, whereupon rent shall be prorated and the term of this Lease shall expire upon the third day after Tenant's notice is mailed to Landlord.

      (d) Tenant shall be responsible to insure its own personal property (e.g. inventory and movable trade fixtures) to the extent such personal property is located within the Premises. In no event shall Tenant look to Landlord or Landlord's insurer for replacement of such personal property hereunder. Similarly, Landlord shall be solely responsible to insure the Premises and all of Landlord's Work thereunder and shall not look to Tenant or Tenant's insurer for replacement of same, by reason of any fire or other casualty.

      13. PROPERTY LOSS OR DAMAGE.

      13.1 Absent the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant hereby expressly agrees that Landlord shall not be responsible in any manner for any damage to the property of Tenant or injury to any officer, employee, agent, servant, licensee, or invitee of Tenant or of any other person or business which is directly or indirectly caused by (i) dampness of water, whether due to a break or leak in any part or the roof, heating, plumbing or sprinkler system within the Premises or within the building in which the Premises are located, no matter how caused, (ii) theft, (iii) fire or other casualty, and (iv) any other cause whatsoever.

      13.2 Subject to Paragraph 13.1, Landlord shall not be liable for damage to the property of Tenant or injury to any officer, employee, agent, servant, invitee, licensee of Tenant or any other person or business, unless (i) Landlord has a duty under this Lease to correct any defect on the Premises, (ii) Landlord shall have received actual notice in sufficient time before the occurrence of such damage or injury to reasonably enable it to correct such defect, or such damage has been caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

      14. PERMITS--COMPLIANCE WITH LAWS.

      14.1 PERMITS. Landlord shall, at its own cost and expense, promptly obtain from the appropriate governmental authorities any and all permits, licensee and the like required to permit Tenant to occupy the Premises for the purposes and in the manner herein stated. This requirement shall not relieve the Tenant of its liability for rent from the commencement date hereinabove set forth, however, procurement of the certificate of occupancy by Landlord shall be a condition precedent to the Commencement Date.

      14.2 COMPLIANCE WITH LAWS. Tenant shall promptly comply with all statutes, laws, ordinances, orders, rules, regulations and requirements of the Federal, State and local governments and of the Board of Fire Underwriters applicable to Tenant's use of the Premises, for the correction, prevention and abatement of nuisances, safety hazards or violations in, upon, or connected with the Premises during the term of this Lease, However, Landlord shall be solely responsible to comply with any of the foregoing resulting from any defect or deficiency in the Landlord's Work or the Building, or requiring any corrections or alterations be made to any structural components of the Premises or any of the Building systems serving the Premises.

      15. ASSIGNMENT AND SUBLETTING. Tenant agrees that it will not transfer, assign or sublet the Premises, in whole or in part, without Landlord's prior written consent. Landlord agrees that it will not unreasonably delay, condition or withhold its consent, and if such consent is given, Tenant shall not be relieved from any liability under this Lease. Tenant further agrees that if it intends to assign or sublet the Premises, it will first notify Landlord in writing and Landlord shall have fifteen (15) days to notify Tenant that Landlord, at its option, may accept a surrender of the Premises, (in the case of an assignment) or portion of the Premises desired to be sublet (in the case of a subletting) in which event, Landlord shall release Tenant from any further liability under this Lease. However, no such notice shall be required nor shall Landlord have any right to demand a surrender of the premises (or any part thereof) in the case of any assignment or subletting to any entity (1) which at the time of such transfer is the record holder of all of the voting stock of Tenant; (2) which at the time of such transfer is a wholly owned subsidiary of Tenant or an entity which is the then record holder of all of the voting stock of Tenant; (3) which Tenant has been consolidated into; (4) which shall result from a merger of the Tenant with one or more entities; (5) to whom Tenant shall have sold all or substantially all of its assets or stock. In the case of any assignment or subletting described in 1 through 5 in the immediately preceding sentence, the original named Tenant shall not be relieved from any liability under this Lease.

      16. SUBORDINATION. This Lease and the Tenancy created hereunder is hereby subject and subordinate to any leases, mortgages, deeds of trust, leasehold mortgages or other security interests (collectively "security interests") now or hereafter constituting a lien upon or affecting the Building, the Premises, or the Business Park, or any part thereof, and to any and all increases, renewals, modifications, consolidations, replacements of the security interests. This subordination provision shall be self operative and no further instrument of subordination shall be required. Tenant shall, at any time hereafter, within seven (7) days of any such request from Landlord, execute any instruments leases, or other documents that may be required by any security interest or holder thereof or Landlord hereunder to subordinate Tenant's interest hereunder to the lien of any such security interest. In the event Tenant fails or refuses to comply with the request of Landlord hereunder, within the time provided, Tenant hereby irrevocably appoints Landlord as his attorney-in-fact, this appointment being an agency coupled with an interest, to execute any and all such instruments at the sole expense of Tenant.

      17. ATTORNMENT AND NON-DISTURBANCE. Tenant agrees that upon termination of Landlord's interest in the Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations contained in this Lease, provided however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that so long as Tenant performs all of the terms, covenants and conditions of this Lease, Tenant's possession under the provisions of this Lease shall not be disturbed by any such Successor. Landlord agrees to provide Tenant with appropriate assurances of non-disturbance from Landlord's present mortgagee in order that the Lease shall be recognized by such mortgagee, notwithstanding any foreclosure by such mortgagee. Such assurances shall be furnished by Landlord no later than April 12, 1991. In the event such non-disturbance agreement is not delivered to Tenant signed by Landlord's mortgagee by such date, Tenant shall be entitled to terminate this Lease, whereupon Tenant shall be entitled to the immediate return of the security deposit.

      18. TENANT'S FAILURE TO PERFORM. In the event that Tenant fails, after fifteen (15) days written notice from Landlord, to keep the Premises in workable, rentable condition and repair, or to commence and continuously make required repairs, or to do any act or make any payment or perform any term or covenant on Tenant's part required under this lease or otherwise fails to comply herewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including entering the Premises at all reasonable hours to make repairs and do any act or make any payment which Tenant has failed to do). However, Landlord agrees that in the case of any default other than the payment of money to Landlord, Tenant shall be entitled to such additional time as may be reasonably required in order to prosecute to completion the cure of such default beyond the aforesaid fifteen (15) days period and Landlord shall refrain from making any expenditure or otherwise incurring any obligations during such additional time. If Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding connected with the Lease of the Premises, such sums paid or obligations incurred, with interest at the prime rate of interest plus three percent (3%) per annum at either Maryland National Bank or Sovran Bank and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. All rights given to Landlord in this section shall be in addition to any other right or remedy of Landlord herein contained.

      19. LANDLORD'S RIGHT TO ENTER AND SHOW PREMISES.

      19.1 LANDLORD'S RIGHT TO INSPECT AND REPAIR. Tenant agrees to permit Landlord to enter the Premises at any reasonable time following reasonable advance notice for the purpose of determining the condition of the Premises and making repairs thereto, as provided above in Paragraph 18.

      19.2 LANDLORD'S RIGHT TO SHOW PREMISES. Tenant agrees that Landlord may, within the last four (4) months of the Lease term, display a "For Lease" or "For Sale" sign on the Promises and show prospects through the Premises at any reasonable time.

      20. SURRENDER AT END OF TERM. Tenant shall vacate the Premises at the expiration or other termination of this Tease and shall remove a goods and effects not belonging to Landlord and shall surrender possession of the Premises and all fixtures and systems thereof in good repair, reasonable wear and tear and damage by fire or other casualty excepted. If Tenant shall fall to perform any of the foregoing obligations, Landlord is hereby expressly authorized to do so on Tenant's behalf and Landlord may sell such articles, goods, and effects on the Premises as Landlord, in its sole discretion, deems saleable, and may dispose of other personalty in any manner which it chooses. The proceeds of any such sale shall be applied toward the expenses thus incurred and Tenant will receive net proceeds if any or promptly pay any deficiency.

      21. HOLDING OVER. If in the absence of Landlord's prior consent thereto Tenant shall not immediately surrender possession of the Premises at the expiration of this Lease, Tenant shall become a month-to-month Tenant, at ONE AND ONE HALF TIMES the current monthly rental just prior to expiration of this Lease, said rental to be payable in advance; but, unless Landlord elects to accept such rental from Tenant, the Landlord shall continue to be entitled to re-enter and to re-take possession of the Premises without any prior notice to Tenant. However, Landlord agrees to prorate such rental on a per diem basis for any period less than thirty (30) days. If Tenant shall fail to surrender possession of the Premises immediately upon expiration of the term hereof, TShe Tenant hereby agrees that all of the obligations of the Tenant and all rights of the Landlord applicable during the term of this Lease shall be equally applicable during such period oF subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid. Tenant further agrees that it shall be liable for any damages suffered by Landlord by reason of Tenant's failure to immediately surrender the Premises provided herein.

      22. EMINENT DOMAIN.

      (a) If the entire Premises shall be substantially taken (either temporarily or permanently) for public purposes, as determined by Landlord, or in the event Landlord shall convey or Lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate.

      (b) If only a portion of the Premises shall be so taken, leased, or condemned, and, as a result of such partial taking, Tenant is reasonably able to use the remainder of the Premises for the purpose intended hereunder, then this Lease shall not terminate, but, effective as of the date of such taking, leasing, or condemnation, the rent hereunder shall be abated in aN amount proportionate to the percentage of the total area of the Premises so taken, leased or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation as described in this section, whether or not there is a terminating hereunder, Tenant shall have no claim against Landlord other than an adjustment of rent to the date of taking, lease, or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid in settlement of such proceedings or threat.

      23. DEFAULTS-REMEDIES. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

      (a) [STRICKEN]

      (b) The failure by Tenant, without notice or demand by Landlord, to make any payment of basic monthly rental, additional rental or any other payment required to be made by Tenant hereunder, within five (5) business days following written notice thereof to Tenant that Tenant has not timely made such payment when due.

      (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (b) above, where such failure shall continue for a period of fifteen (15) days after notice thereof from Landlord to Tenant; provided however, that if the nature of the Tenant's default as determined by Landlord is such that more than fifteen (15) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) day period and, thereafter, diligently prosecutes such cure to completion, but such period shall in no event exceed thirty (30) days after notice thereof.

      (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a Trustee or receiver to take possession of substantially all of the Tenant's property located in the Premises or Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days, the attachment, execution of other judicial seizure of substantially all of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

      In the event of such material default or breach by Tenant, Landlord may, at any time hereunder, with or without notice or demand, without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach, proceed in the following manner:

      (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant's possession shall be terminated and Tenant shall immediately surrender possession of the Premises to the Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to the cost of recovering possession of the Premises; the expenses of reletting, including advertising, promotion and necessary renovation or alteration of the Premises; the reasonable attorneys fees; any real estate commission or fees actually paid pro-rated in the case of any replacement lease extending beyond the original term hereof; and such other out-of-pocket expense as the Landlord might reasonably incur. Unpaid installments of rent, additional rental, or other sums due under the lease prior to the date of Tenant's surrender of possession of the Premises, shall bear interest from the date due at the prime rate of interest plus three percent (at) per annum at either Maryland National Bank or Sovran Bank.

      (ii) Maintain Tenant's right to possession in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such effect, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Unpaid installments of rent, additional rental or other sums due under the lease shall bear interest from the date due at the prime rate of interest plus three percent (3%) per annum at either Maryland National Bank or Sovran Bank. Laws or jurisdictional decisions of the state in which the Premises are located, or under this Lease or any amendment thereto.

      (iii) Pursue any other remedy now or hereafter available to Landlord under the laws or jurisdictional decisions of the state in which the Premises are located, or under this Lease or any amendment thereto.

     24. [STRICKEN]

     25. [STRICKEN]

      26. ESTOPPEL CERTIFICATES. Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days prior notice by the other to execute, acknowledge, and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord or Tenant is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and any corrective action undertaken by the Landlord or Tenant, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease.

      27. NOTICES. All notices, demands, and requests required under this Lease shall be in writing. All such notices shall be deemed to have been properly given if sent United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at: 200 Girard Street, Gaithersburg, Maryland 20877 Suite 216 to the Tenant: prior to occupancy: c/o Beverly Nerenburg, Computer Graphics Distributing, 15934 Shady Grove Road, Gaithersburg, MD 20877, and subsequent to occupancy c/o the demised premises,
Attention: Beverly Nerenburg Contact person:                        Either party
may designate a change of address by written notice to the other party. Tenant shall promptly inform Landlord of any change in the Contact Person.

      Notices, demands, and requests, which shall be served in the manner aforesaid, shall be deemed sufficiently given for all purposes hereunder at the time such notice, demand or request shall be mailed in any Post Office or Branch Post Office regularly maintained by the United States Government or its instrumentalities.

      28. SEPARABILITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      29. CAPTION. All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

      30. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, and their assigns.

      31. GOVERNING LAW. This Lease was made in the State of Maryland and shall be governed by the construed in all respects in accordance with the laws of the State of Maryland.

      32. INCORPORATION OF PRIOR AGREEMENTS. This Lease contains all agreements of the parties with respect to any matters contained herein. This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

      33. CUMULATIVE REMEDY. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      34. RULES & REGULATIONS. Tenant, its agents and employees, invitees, customers and guests, convenants and agrees to abide by and observe the rules and regulations as may be promulgated from time to time by Landlord in its sole discretion for the operation and maintenance of the Building. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents or invitees.

      35. MISCELLANEOUS.

      (a) As used in this Lease, and where the context requires: (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and
(2) the singular shall be deemed to include the plural and vice-versa.

      (b) Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. Tenant further waives the right to any counterclaim, setoff, recoupment, or deduction against any rent or amount due hereunder to Landlord, absent a final unappealable judgment obtained by Tenant against Landlord.

      (c) Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements, or notices in, on, upon, or behind any windows or on any door, partition, or other part of the interior or exterior of the Building without the prior written consent of the Landlord. Such consent shall not be unreasonably withheld or delayed, it being the parties' intent that Tenant shall have prominent exterior signage. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted, or affixed by Landlord, or a company approved by Landlord, but the cost of installing, maintaining, repairing, replacing, and removing same shall be charged to and be paid by Tenant, and Tenant agrees to pay same promptly, on demand.

      (d) Tenant covenants and agrees that it shall not attach or place awnings, antennas, or other projections to the outside walls or any exterior portion of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord.

      (e) Tenant further covenants and agrees that it shall not pile or place or permit to be placed any goods on the sidewalk or parking lots, in the front, rear or sides of the Building or block said sidewalks, parking lots, and loading areas and it shall not do anything that directly will take away any of the rights of ingress or egress or of light from any other tenant of the Landlord. Tenant shall store all trash and garbage within the leased premises and shall arrange to have the trash placed in the dumpster provided by Landlord for the use of Tenants in the center. Tenant agrees to pay additional rental, when and as billed by Landlord, a pro-rata portion of expenses incurred by Landlord in connection with Landlord's keeping the driveways, parking area, sidewalks and steps in the Business Park free and clear of ice, snow, and debris, and Landlord's maintenance of all grass and landscaping in the Business Park.

      (f) Tenant, Tenant's servants, agents, invitees, employees and licensees shall not park on, store on, or otherwise utilize any parking or loading areas in the Business Park, except as provided in writing by Landlord. Tenant agrees that any vehicle owned by the parties provided in this subparagraph and parked in violation hereof may, at the option of the Landlord, be towed at the sole expense of the Tenant. Tenant, for itself and on behalf of the parties provided in this paragraph, hereby waives to the extent permitted by law, any notice prior to towing, which is required by statute to be given by Landlord. Tenant shall use its reasonable best efforts to assure that at no time will either Tenant, its servants, agents, invitees, employees or licensees (collectively "Tenant's Invitees") cause more vehicles to be parked at the Building Parking Lot beyond the number to which Tenant is entitled under Paragraph 3 of Rider I. In the event Landlord shall be required to give Tenant written notice of the continued violation by Tenant of the foregoing parking restrictions more than three (3) times in any lease year, then and in such event the subsequent violation by Tenant of such parking restrictions shall be deemed to constitute a default by Tenant under this Lease.

      (g) Tenant agrees that it will at all times maintain a minimum temperature of fifty (50) degrees F, to prevent freezing of the pipes, conduits or ducts, subject to force majeure or other causes beyond Tenant's reasonable control.

      (h) Time is of the essence as to all provisions of this Lease.

      (i) Lessee shall not make or permit to be made any unusual or objectionable sounds which could be heard or any unusual or objectionable odors which could be smelled at the exterior of the premises.

      36. RIDERS. One (1) Rider(s), consisting of two (2) page(s), is/are attached hereto, and made a part hereof.

      37. Broker. Landlord and Tenant represent that they have dealt with no broker or agent in connection with this Lease other than Carey Winston Company and Julian J. Studley, Inc., and Landlord shall hold Tenant harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Landlord of such representation. Landlord has by separate agreement recognized Julian J. Studley, Inc. and Carey Winston Company as its agents for this Lease and has agreed to compensate them for services rendered therefor.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.



WITNESS OR ATTEST:                     LANDLORD
                                       GIRARD ASSOCIATES II LIMITED PARTNERSHIP



/s/ [ILLEGIBLE] Davis                       By: /s/ [ILLEGIBLE]
----------------------------               ------------------------------------
                                                General Partner
                                                        (SEAL)


____________________________               ____________________________________
                                                        (SEAL)



____________________________               ____________________________________
                                                        (SEAL)



                                       By:
____________________________               ____________________________________
                                                        (TITLE)


WITNESS OR ATTEST:                     TENANT:
                                       COMPUTER GRAPHICS DISTRIBUTING COMPANY


/s/ Lisa M. Jordan                        By: /s/ Lowell Nerenberg        (SEAL)
----------------------------               ------------------------------------
                                                         (TITLE)
                                                        President

                                     RIDER 1

            Attached hereto and made a part of the Lease dated the 29th day of March, 1991, between Girard Associates II Limited Partnership ("Landlord") and Computer Graphics Distributing Company ("Tenant");

1.    IMPROVEMENTS

            The demised premises shall be completed by the Landlord in accordance with a space plan to be completed and mutually agreed upon by Landlord and Tenant. Based on said drawing, Landlord anticipates an air-conditioned, sixty percent (60%) office/air-conditioned forty percent (40%) warehouse build-out with one (1) loading dock, one (1) overhead door and the balance of the front exterior of the space to be glassed "storefront". In the event a mutually agreed upon plan is not formulated by the Lease Execution Date, the Lease will be executed contingent upon the mutual approval of the plan based on a sixty percent (60%) office/forty percent (40%) warehouse layout. Any changes made to said plan after final approval shall be the responsibility of the Tenant.

            Notwithstanding the foregoing, in the event the Premises should require any special sound or odor insulation to prevent unreasonable noise, disturbance and any other disturbance of Tenant in the Premises by another tenant or tenants of the building such as a commercial printer, costs pertaining to such insulation shall be borne solely by Landlord.

            Computer Graphics agrees to work with and cooperate with Landlord in the selection of materials required to construct, and finish the premises. Landlord, at Landlord's expense, will supply and construct all materials to comply with all applicable building, fire and life safety codes and regulations.

            All work required to be performed under the Space Plan (and architectural working drawings referred to below) shall be defined herein as the Landlord's work.

2.    SPACE PLANNING

            Landlord agrees to provide tenant, at Landlord's sole cost and expense, with all architectural, mechanical, electrical, and plumbing working drawings and preliminary space planning services for the Demised Premises for all building improvements, including revisions.

3.    PARKING

            Landlord will provide Tenant with three (3) spaces per each 1,000 square feet leased, free of charge for the term of the lease and any extensions thereof.

4.    RENTAL ABATEMENT

            Landlord shall fully abate Tenant's base rental obligation for the initial six (6) months of the lease term following the Commencement Date. In addition, Landlord shall abate fifty percent (50%) of Tenant's monthly base rental obligation for months seven (7) through twelve (12) following the Commencement Date. In the event of any abatement of base annual rental occurring during the initial six (6) month period, by reason of fire or other casualty, then and in such event the six (6) month abatement provided under this paragraph 4 shall be extended on a day for day basis by the same number of days of abatement of rent resulting from the fire or other casualty. Similarly, in the event of any abatement of rent occurring by reason of a fire or other casualty during months 7 through 12, the aforesaid abatement in effect during months 7 through 12 under this paragraph 4 shall be extended on the basis of one-half day for each day of rent abated due to such fire or casualty.

5.    OPTION TO RENEW

            Unless the Lease has been terminated as a result of Tenant's default or other cause specified in the Lease, Tenant shall have the right to renew the Lease for two (2) additional terms of five (5) years each upon giving the Landlord six (6) months prior written notice of its intention to exercise such options. The base rent for each option shall not be more than ninety-five percent (95%) of the then prevailing fair market rental rate for Tenant's of space of comparable size, location and quality including concessions in the building's vicinity.

6.    OPTIONS/RIGHTS ON ADDITIONAL SPACE

            Landlord will provide Tenant with a first right of refusal in any contiguous space on the upper level of the building. In addition, should it become available, Tenant shall have the first right to negotiate on lower level space, shall it not be encumbered by previous options afforded to Shepherd Printing and/or other Tenants to the space.

7.    NON-DISTURBANCE/QUIET ENJOYMENT

8.    SIGNAGE

            Tenant, at its sole cost and expense, shall have the right to place a sign on the exterior of the building upon the prior consent of the Landlord which shall not be unreasonably withheld. Said signage shall be in conformance with all applicable local and county codes.

9.    MOVING ALLOWANCE

            Landlord shall provide Tenant with an allowance of fifty cents ($.50) per square foot for move related expenses. Tenant shall pay said expenses and Landlord shall reimburse Tenant for these expenses within thirty (30) days following the Commencement Date.

10.   ACCESS

            Tenant shall have access to the Demised Premises twenty four (24) hours a day, seven (7) days a week.

11.   RENT

            Tenant's initial base monthly rent shall be based on $8.35 per square foot net of common area maintenance, real estate taxes and insurance multiplied by the amount of square footage determined by the final space plan which shall be mutually agreed upon by both Tenant and Landlord. Such square footage shall be certified to Tenant by Landlord's architect.


AGREED AND ACCEPTED this 29th day of March, 1991.



/s/ [ILLEGIBLE]                         /s/ Lowell Nerenberg, Pres.
----------------------------            ----------------------------------------
WITNESS/ATTEST                          Computer Graphics Distributing Company


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
WITNESS/ATTEST                          Girard Associates II Limited Partnership

                         [Letterhead Computer Graphics]

May 15, 1997

Perlmutter Management Group
200 Girard Street
Suite 216
Gaithersburg, MD  20877


         Attention: Mr. David Perlmutter

         Re: Lease Agreement for Premises at 620 Diamond Avenue,
         Gaithersburg, Maryland

Dear David:

This letter supersedes our April 16, 1997 offer.

Thank you for your interest in extending our lease. This letter sets forth the terms upon which we would be willing to extend the present lease agreement for an additional two (2) year period, commencing July 1, 1997.

1. Rent:
The lease will be extended at an increase in rent of four per cent (4%), as defined in the Lease. The existing basic rent provisions would continue to apply, including the January 1, 1998, and January 1, 1999, four per cent (4%) annual increases in rent as defined in the Lease.

2. Pass-throughs:
Tenant will be provided a one-time credit against pass-throughs for the period up to and including December 31, 1995, in the amount of $3,527.01, on account of contested pass-throughs. This credit may be deducted in full from the first month's payment on the extended term.

3. Conditions of Premises:
As is, subject to prospective lease obligations of Landlord under the Lease.

We look forward to receiving your confirmation that the foregoing has been approved by the Landlord. Thank you for your cooperation and assistance.

                     Computer Graphics Distributing Company
                620 East Diamond Avenue, Gaithersburg, MD 20877
                301-921-0011 o 800-548-5048 o Fax: 301-990-1647

Perlmutter Management Group              2                          May 15, 1997


Sincerely,
COMPUTER GRAPHICS DISTRIBUTING COMPANY


By: /s/ Lowell Nerenburg
    ---------------------------
    Lowell Nerenburg
    President

ACCEPTED AND AGREED:
GIRARD ASSOCIATES II LIMITED PARTNERSHIP


By: /s/ [Illegible]
    ---------------------------
    Limited Partner